EXHIBIT 4.7


                  THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND NEITHER THEY NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR OTHER TRANSFER.

No. 4

                          COMMON STOCK PURCHASE WARRANT

                            For the purchase of up to
                                   -1,000,000-
                             Shares of Common Stock
                                       of

                                  HYCOMP, INC.


                  This certifies that, for value received, SIMMONDS CAPITAL LIMITED, an Ontario corporation (the "Holder"), is entitled to purchase from HYCOMP, INC., a corporation organized under the laws of the Commonwealth of Massachusetts (the "Company"), the aggregate number of shares of Common Stock, at the option of the Holder, shown above at any time after 9:00 a.m., New York City time, on October 14, 2002 (the "Issue Date") until 5:00 p.m., New York City time, on the Expiration Date, at a purchase price per share equal to the Warrant Price.

                  Section 1. Definitions. As used in this Warrant, and unless the context requires otherwise, the following terms have the meaning indicated:

                  "Common Stock" means the Common Stock of the Company, par value $.01 per share.

                  "Expiration  Date"  means the Fifth  anniversary  of the Issue
Date.

                  "Warrant Price" has the meaning assigned in Section 8 hereof, subject to adjustment as provided in Section 9.

                  "Warrant" means this Warrant, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of this Warrant.

                  Section 2.  Term of Warrant; Exercise of Warrant.

                  2.1 Term of Warrant. Subject to the terms hereof, the Holder shall have the right, which may be exercised at any time from and after 9:00 a.m., New York City time, on the Issue Date and until 5:00 p.m., New York City time, on the Expiration Date, to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise hereof. If and to the extent this Warrant is not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, it shall become void and all rights hereunder and all rights in respect hereof shall cease as of such time.

                  2.2 Exercise of Warrant. The Warrant may be exercised upon surrender to the Company at its office at:

                  67 Wall Street, Suite 2411
                  New York, New York, 10005
                  Attn: Chief Executive Officer

or such other office as the Company shall notify the Holder, in writing, of this Warrant, together with the Purchase Form included herein duly completed and signed and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 8 and 9 hereof), for the number of Warrant Shares in respect of which this Warrant is then being exercised.

                  Unless otherwise agreed to by the Company, all payments of such Warrant Price shall be made by certified or official bank check payable to the order of the Company.

                  Subject to Section 3 hereof, upon the surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant, together with cash, as provided in Section 10 hereof, in respect of any fractional Warrant Shares otherwise issuable upon surrender. If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and payment of the Warrant Price, as aforesaid. Each share of Common Stock that may be issued upon exercise of this Warrant will, upon such issuance, be validly issued, fully paid, nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The rights of purchase represented by this Warrant shall be exercisable, at the election of the Holder hereof (subject to Section 2.1 hereof), either in full or from time to time in part and, in the event that this Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares will be issued.

                  Section 3. Payment of Taxes. The Company will pay all documentary stamp and other taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise hereof; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue or delivery of any certificates or certificates for Warrant Shares in a name other than that of the Holder, and the Company shall not register any such transfer or issue any such certificate until such tax or governmental charge, if required, shall have been paid.

                  Section 4. Transfer. Subject to compliance with the restrictions on transfer set forth herein and subject to Section 3, this Warrant shall be transferable upon delivery of the Warrant duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion.

                  Section 5. Exchange of Warrant Certificates. Subject to the restrictions on transfer contained herein and to such requirements as the Company may reasonably request to ensure compliance with applicable law, this Warrant may be exchanged for another certificate or certificates entitling the Holder hereof to purchase a like aggregate number of Warrant Shares as this Warrant shall then entitle the Holder to purchase. The Holder shall make such request in writing delivered to the Company, and shall surrender this Warrant, properly endorsed. Thereupon, the Company shall countersign and deliver to the Holder a new certificate or certificates, as the case may be, as so requested.

                  Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, countersign and deliver in exchange or substitution hereof, a new Warrant of like tenor and representing an equivalent right or interest, but only upon, in case this Warrant is lost, stolen or destroyed, receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and a reasonable indemnity therefor. The Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                  Section  7.   Reservation  of  Warrant  Shares;   Purchase  of
Warrants.

                  7.1 Reservation of Warrant Shares. The Company shall reserve out of its authorized Common Stock the number of shares of Common Stock set forth on the first page hereof for issuance upon exercise of this Warrant. The Company shall at all times hereafter until the Expiration Date keep reserved out of its authorized Common Stock, for issuance upon exercise of this Warrant, all of the shares not theretofore issued upon such exercise. If at any time the number of shares of authorized Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Stock, to such number of shares as shall be sufficient for such purpose.

                  Section 8. Warrant Price. Subject to Section 9 hereof, the price at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Warrant Price) shall be $2.50 per share.

                  Section 9. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, in each case occurring on and after the date hereof, as hereinafter described.

                  9.1 Adjustment. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise hereof immediately prior thereto shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of such Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively whenever such an issuance is made.

                  (b) In case the Company shall distribute to all holders of its outstanding Common Stock evidences of its indebtedness or assets or securities other than such Common Stock (excluding regular cash dividends and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants, or convertible or exchangeable securities, containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of such Warrant Shares theretofore purchasable upon the exercise of this Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined in accordance with paragraph (d)(3) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value per share of outstanding Common Stock (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) of the evidences of indebtedness, assets or securities so distributed or of such rights, options or warrants, or of such convertible or exchangeable securities. Such adjustment shall be made successively whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution. No further adjustment shall be made for the actual issuance of Common Stock upon the conversion, exercise or exchange of any rights, options, warrants or other securities in respect of which adjustment has been made pursuant to this paragraph (b).

                  (c) After the Common Stock is first traded on a national securities exchange (including the NASDAQ Stock Market), in case the Company shall issue shares of Common Stock (or rights, options, warrants or other securities convertible into or exercisable or exchangeable for Common Stock) (excluding (i) shares of Common Stock issued in or as a result of any of the transactions described in paragraph (a) or (b) above, (ii) shares of Common Stock issuable upon exercise of stock options or similar rights granted or to be granted to directors, employees, consultants, contractors or other agents, representatives or professionals of the Company pursuant to a stock option or similar plan approved by the shareholders of the Company, (iii) shares of Common Stock issued to directors, employees, consultants, contractors, licensees or other agents, representatives or professionals of the Company pursuant to any compensation plan or agreement approved by the shareholders of the Company, (iv) shares of Common Stock issued pursuant to a dividend or interest reinvestment plan, or (v) shares of Common Stock issued in a public offering at a price per share that is not less than 95% of the then current market price) at a price per share below the then current market price, then in each such case the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of this Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of such issuance (including the shares of Common Stock issued on the date of such issuance) and the denominator of which shall be an amount equal to the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such issuance plus (ii) the number of shares which the aggregate consideration received for such issuance would purchase at the current market price per share of Common Stock (as determined in accordance with paragraph (d)(3) below) at such record date.

                  (d) (1) For the purposes of paragraph (c) above, if the Company shall issue any security, option, warrant or other right which directly or indirectly may be converted into or exercised or exchanged for shares of Common Stock, the Common Stock issuable upon conversion, exercise or exchange of such securities or rights shall thereupon be deemed to have been issued and to be outstanding, and the relevant price per share of Common Stock and the consideration received by the Company upon conversion, exercise or exchange of such securities or rights shall be deemed to include the sum of the consideration received for the issuance of such securities or rights and the minimum additional consideration payable upon the conversion, exercise or exchange of such securities or rights. No further adjustment shall be made for the actual issuance of Common Stock upon the conversion, exercise or exchange of any such security or right.

                       (2) For purposes of paragraph (c) above, the following shall also be applicable: In case the Company shall issue shares of its Common Stock for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. Consideration received by the Company for issuance of its Common Stock shall be determined in all cases without deduction therefrom of any expenses, underwriting commissions or concessions incurred in connection therewith.

                       (3) For the purpose of any  computation  under  paragraph
(b) or (c) of this Section, the "current market price per share" of Common Stock at any date shall be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before the date of such computation. The "closing price" for each day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the high bid and low asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system. In the absence of one or more such quotations, the Board of Directors of the Company shall in good faith determine the current market price on the basis of such quotations or formula as it considers appropriate, which determination shall be conclusive.

                  (e) In any case in which this Section 9.1 shall require that any adjustment in the number of Warrant Shares be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the Holder of the Warrant Shares or other capital stock of the Company issuable upon the exercise over and above the Warrant Shares or other capital stock of the Company issuable upon the exercise of this Warrant prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (f) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one one-hundredth of a share.

                  (g) Whenever the number of shares of the Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as provided in paragraph (a), (b) or (c) of this Section, the Warrant Price payable upon exercise of this Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of such Warrant Shares purchasable immediately thereafter; provided, however, that in no event shall the Warrant Price be less than the par value, if any, of a share of Common Stock.

                  (h) No adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant need be made under paragraph (b) of this
Section if the Company issues or distributes to the Holder the rights, options, warrants, convertible or exchangeable securities, evidences of indebtedness or assets referred to in those paragraphs which the Holder would have been entitled to receive had the Warrant been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

                  (i) For the purpose of this subsection 9.1, the term "shares of Common Stock", shall mean (i) the class of stock designated as the Common Stock of the Company, par value $.01 per share, or (ii) any other class of stock resulting from successive changes or reclassifications of such respective classes of shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holder shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of this Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (h), inclusive, above, and the provisions of
Section 3 and subsections 9.2 through 9.6, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

                  9.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Holder notice of such adjustment or adjustments.

                  9.3 No Adjustment for Dividends. Except as provided in subsection 9.1, no adjustment in respect of any dividends or other payments or distributions made to holders of securities shall be made during the term of this Warrant or upon the exercise of this Warrant.

                  9.4 Preservation of Purchase Rights upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company with or into another entity (whether or not the Company is the surviving corporation) or in case of any sale, transfer or lease to another entity of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that the Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of securities, cash and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action. Upon the execution of such agreement, this Warrant shall be exercisable only for such securities, cash and property. The Company shall furnish to the Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 9. The provisions of this subsection 9.4 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                  9.5 Other Adjustment. If any event occurs as to which in the reasonable opinion of the Holder, in good faith, the other provisions of this
Section 9 are not strictly applicable but the lack of any adjustment of the number or kind of securities issuable upon exercise of this Warrant and the Warrant Price would not in the opinion of the Holder fairly protect the rights of the Holder in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the rights of the Holder in accordance with the basic intent and principles of such provisions, then the Holder may appoint a firm of independent certified public accountants of recognized national standing (which may be the independent auditors of the Company), which shall give their opinion upon the necessity and form of any required adjustment to the number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Price, on a basis consistent with the basic intent and principles established in the other provisions of this Section 9 necessary to preserve, without dilution, the exercise rights of the Holder. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

                  9.6 Statement on Warrant. Irrespective of any adjustments in the Warrant Price or the number or kind of securities purchasable upon the exercise of this Warrant, this Warrant may continue to express the same price and number and kind of shares as are stated herein.

                  Section 10. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. If
(a) any fraction of a Warrant  Share would,  except for the  provisions  of this
Section 10, be issuable on the exercise of this Warrant (or specified portion thereof), and (b) the Holder shall have paid the amount due upon such exercise with respect to such fractional share, then the Company shall return to such Holder the amount so paid with respect to such fractional Warrant Share.

                  Section 11. Registration under the Securities Act. The Holder represents and warrants to the Company that it will not dispose of this Warrant or any Warrant Shares except pursuant to (i) an effective registration statement, or (ii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that the proposed disposition of the Warrant or Warrant Shares would not be in violation of the registration requirements of the Securities Act or any state securities laws. The Holder represents and warrants that it is acquiring the Warrant and will acquire the Warrant Shares for its own account and with no intention of distributing or reselling this Warrant or Warrant Shares or any part thereof in any transaction that would be in violation of the registration requirements of the securities laws of the United States of America or any state, without prejudice, however, to its rights, consistent with the provisions of this Warrant, to sell or otherwise dispose of all or any part of this Warrant or any Warrant Shares under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act.

                  Section 12. Certificates to Bear Legends. The Warrant Shares or other securities issued upon exercise of this Warrant shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear the following legend by which the Holder thereof shall be bound:

                  "THE SHARES [OR OTHER SECURITIES] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND NEITHER THEY NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION

FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR OTHER TRANSFER. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

                  Section  13. No Rights as  Shareholders;  Notices to  Holders.
Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders of the Company for the election of the directors of the Company or any matter, or any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

                  (a) the Company shall declare any dividend payable in cash or in any securities upon its shares of Common Stock or make any distribution to the holders of its shares of Common Stock;

                  (b) the Company shall offer to all holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events the Company shall give notice to the Holder as provided in Section 14 hereof, such giving of notice to be completed at least 10 days prior to the record date in the event of a transaction described in clause (a) above and at least 20 days prior to the record date in the case of a transaction referred to in clause (b) or (c) above fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

                  Section 14. Notices. Any notice pursuant to this Warrant shall be in writing and shall be given by first class, registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, if to the Company, at:

         67 Wall Street, Suite 2411
         New York, New York  10005
         Attn: Chief Executive Officer

(or such other address as shall be communicated by the Company to the Holder by notice in accordance with this Section 14), and if to the Holder, at such address as shall be communicated by the Holder to the Company by notice in accordance with this Section 14 (or, in the absence of such notice, at such address as otherwise appears on the books and records of the Company).

                  Section 15. Supplements and Amendments. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, without the written consent of the Holder.

                  Section 16. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company and the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder, provided that the Company may not assign its rights and obligations hereunder except by operation of law.

                  Section 17. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws. The United States District Court for the Southern District of New York or the courts of the State of New York shall have jurisdiction in any action or proceeding arising out of or relating to this Warrant.

                  Section 18. Benefits of this Agreement. Nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder, any legal or equitable right, remedy or claim under this Warrant.

                  Section 19. Captions. The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect. IN WITNESS WHEREOF, this Warrant has been duly executed, as of October 14, 1999.

                                  HYCOMP, INC.


                                   By: /s/ Paul K. Hickey
                                      ----------------------------------------
                                   Name:  Paul K. Hickey
                                   Title: Chairman and Chief Executive Officer

                                   ASSIGNMENT


                (To be executed only upon assignment of Warrant)


                  For value received,________________ hereby sells, assigns and transfers unto _______________ this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer this Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution:


         Name(s) of                                             No. of
         Assignee(s)                 Address                Warrant Shares
         -----------                 -------                --------------



                  And if said number of Warrant Shares shall not be all the Warrant Shares issuable upon exercise of this Warrant, a new certificate is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares issuable upon exercise of this Warrant.

                  Dated:_________________, 19____



__________________________         NOTE:    The    above    signature     should
                                            correspond  exactly with the name on
                                            the face of this Warrant.

                                SUBSCRIPTION FORM

                    (To be executed upon exercise of Warrant)


HyComp, Inc.:

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase hereunder, ______________ shares of Common Stock, as provided for herein, and tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in the amount of $________ .

                  Please issue a certificate or certificates for such shares of Common Stock in the name of:

         Name:______________________

                                    Address:__________________________________

                                    Social Security Number: __________________



         And if said number of shares shall not be all the shares issuable under this Warrant, a new certificate is to be issued in the name of said undersigned for the balance remaining of the shares issuable thereunder.

         Signature:_______________________
                                  NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form above.